Exhibit 99.1

Press Release

3000 N. Sam Houston Pkwy E. ☐ Houston, Tx. 77032
Phone 281.871.2699

FOR IMMEDIATE RELEASE	CONTACTS:	Christian Garcia
April 9, 2010		Halliburton Investor Relations
+1-281-871-2688
investors@halliburton.com

Cathy Mann
Halliburton Corporate Affairs
+1-281-871-2601
Cathy.Mann@Halliburton.com

Jennifer Tweeton
Boots & Coots Investor Relations and Communications
+1-281-931-8884
jtweeton@boots-coots.com
HALLIBURTON ESTABLISHES NEW PRODUCT SERVICE LINE,
ANNOUNCES AGREEMENT TO ACQUIRE BOOTS & COOTS AND COMBINE
WITH CURRENT ASSETS
Halliburton to acquire resources, creating premier intervention services and pressure control product service line
HOUSTON, Texas — Halliburton (NYSE: HAL) and Boots & Coots (NYSE Amex: WEL) jointly announced today that Halliburton has entered into a definitive merger agreement to acquire all of the outstanding stock of Boots & Coots in a stock and cash transaction.
Marc Edwards, Halliburton’s Senior Vice President of Completion and Production, said, “Optimizing economic production levels in both mature assets and unconventional gas resources requires increasing levels of pressure control and well intervention. The combination of Halliburton’s global hydraulic workover and coiled tubing deployed technologies, together with Boots & Coots’ well intervention and pressure control services will help us improve full life cycle returns for our customers. This is a natural addition to Halliburton’s extensive completion and production enhancement portfolio, further enabling integrated project workflows with improved reservoir recoveries.”
Following completion of the transaction, a new product service line within Halliburton will be created to include Halliburton’s existing coiled tubing and hydraulic workover operations and Boots & Coots’ intervention services and pressure control business. Boots & Coots’ management will be retained to lead Halliburton’s Boots & Coots product service line with operating results reported through Halliburton’s Completion and

Production reporting segment. Halliburton expects the acquisition to be accretive in the first full year of operation.
Under the merger agreement, Boots & Coots stockholders will receive $3.00 per share for each share of Boots & Coots common stock they hold, comprised of $1.73 in cash and $1.27 in Halliburton common stock, subject to election, proration features and an exchange ratio based on Halliburton’s five-day average share price prior to closing as further described in the merger agreement. The Boards of Directors of both Halliburton and Boots & Coots have approved the transaction, which is expected to close in the summer of 2010, subject to regulatory approvals, approval by Boots & Coots’ stockholders and other conditions.
“Halliburton’s legacy of innovation coupled with its integrated service capability complement Boots & Coots’ focus on delivering a complete portfolio of pressure control and well intervention services,” said Jerry Winchester, Boots & Coots President and Chief Executive Officer. “Combining the resources of both companies creates the premier intervention company across the globe.”
About Halliburton
Founded in 1919, Halliburton is one of the world’s largest providers of products and services to the energy industry. With more than 50,000 employees in approximately 70 countries, the company serves the upstream oil and gas industry throughout the life cycle of the reservoir — from locating hydrocarbons and managing geological data, to drilling and formation evaluation, well construction and completion, and optimizing production through the life of the field. Visit the company’s Web site at www.halliburton.com.
About Boots & Coots
Boots & Coots, with its headquarters in Houston, Texas, provides a suite of integrated pressure control services to onshore and offshore oil and gas exploration companies around the world. Boots & Coots’ products and services include well intervention services designed to enhance production for oil and gas operators. These services consist primarily of hydraulic workover and snubbing services. Boots & Coots’ equipment services segment provides high pressure, high temperature rental tools. The company’s pressure control services are designed to reduce the number and severity of critical events such as oil and gas well fires, blowouts or other incidences due to loss of control at the well. This segment consists primarily of the company’s Safeguard prevention and emergency response services. Additional information can be found at www.bootsandcoots.com.
Forward-Looking Statements
Information set forth in this document that are not historical statements, including statements regarding future financial performance, the merger (including the valuation, benefits, results, effects and timing thereof), the attributes of Boots & Coots’ role as a subsidiary of Halliburton and whether and when the transactions contemplated by the merger agreement will be consummated, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the failure to receive the approval of Boots & Coots’ stockholders; satisfaction of the conditions to the closing of the merger; costs and difficulties related to integration of Boots & Coots’ businesses and operations; delays, costs and difficulties relating to the merger; results of cash/stock elections of Boots & Coots’ stockholders; changes in the demand for or price of oil and/or natural gas which has been significantly impacted by the worldwide recession and the worldwide financial and credit crisis; consequences of audits and investigations by domestic and foreign government agencies and legislative bodies and related publicity; potential adverse proceedings by such agencies; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to radioactive sources, explosives, and chemicals; compliance with laws related to income taxes and assumptions regarding the generation of future taxable income; unsettled political conditions, war, and the effects of terrorism, foreign operations, and foreign exchange rates and controls; weather-related issues including the effects of hurricanes and tropical storms; changes in capital spending by customers; delays or failures by customers to make payments owed to us; execution of long-term, fixed-price contracts; impairment of oil and gas properties; structural changes in the oil and natural gas industry; maintaining a highly skilled workforce; availability of raw materials; and integration of acquired businesses and operations of joint ventures. Halliburton’s and Boots & Coots’ reports on Form 10-K for the year ended December 31, 2009, recent Current Reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect the business, results of operations, and financial condition. Halliburton and Boots & Coots undertake no obligation to revise or update publicly any forward-looking statements for any reason.
Additional Information
In connection with the proposed merger, Halliburton and Boots & Coots intend to file materials relating to the transaction with the SEC, including a registration statement of Halliburton, which will include a prospectus of Halliburton and a proxy statement of Boots & Coots. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER MATERIALS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HALLIBURTON, BOOTS & COOTS AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the registration statement and the proxy statement/prospectus when they are available and other documents containing information about Halliburton and Boots & Coots, without charge, at the SEC’s web site at www.sec.gov. Copies of Halliburton’s SEC filings may also be obtained for free by directing a request to investors@halliburton.com (Halliburton; 1-281-871-2688). Copies of the Boots &

Coots’ SEC filings may also be obtained for free by directing a request to investorrelations@boots-coots.com (Boots & Coots; 1-281-931-8884).
Participants in Solicitation
Halliburton and Boots & Coots and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Boots & Coots’ stockholders in respect of the merger. Information about these persons can be found in Halliburton’s proxy statement relating to its 2010 Annual Meeting of Stockholders, as filed with the SEC on April 5, 2010, Boots & Coots’ proxy statement relating to its 2009 Annual Meeting of Stockholders, as filed with the SEC on April 22, 2009, and Boots & Coots’ Current Reports on Form 8-K, as filed with the SEC on July 2, 2009 and March 5, 2010. These documents can be obtained free of charge from the sources indicated above. Additional information about the interests of such persons in the solicitation of proxies in respect of the merger will be included in the registration statement and the proxy statement/prospectus to be filed with the SEC in connection with the proposed transaction.
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